Exhibit 77(q)

Exhibits

(e)(1)      Amended and Restated Schedule 1 dated February 2011 to the Investment Management Agreement between ING Mayflower Trust and ING Investments, LLC dated September 1, 2000 - Filed as an Exhibit to Post-Effective Amendment No. 75 to the Registrant’s Form N-1A Registration Statement on February 22, 2011 and incorporated herein by reference.

(e)(2)      Letter Agreement dated January 21, 2011 between ING Mayflower Trust and ING Investments, LLC with respect to ING International Value Fund - Filed as an Exhibit to Post-Effective Amendment No. 75 to the Registrant’s Form N-1A Registration Statement on February 22, 2011 and incorporated herein by reference.

(e)(3)      Sub-Advisory Agreement between ING Investments, LLC and del Rey Global Investors, LLC dated January 21, 2011 - Filed as an Exhibit to Post-Effective Amendment No. 75 to the Registrant’s Form N-1A Registration Statement on February 22, 2011 and incorporated herein by reference.

(e)(4)      Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Advisors B.V. dated February 11, 2011 - Filed as an Exhibit to Post-Effective Amendment No. 75 to the Registrant’s Form N-1A Registration Statement on February 22, 2011 and incorporated herein by reference.

(e)(5)      First Amendment dated February 12, 2011 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Advisors BV dated February 11, 2011 – Filed herein.

(e)(6)      Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Asia/Pacific (Hong Kong) Limited - Filed as an Exhibit to Post-Effective Amendment No. 75 to the Registrant’s Form N-1A Registration Statement on February 22, 2011 and incorporated herein by reference.